UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 27, 2017

USD Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-36674	30-0831007
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

811 Main Street, Suite 2800
Houston, Texas 77002
(Address of principal executive office) (Zip Code)
(281) 291-0510
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On April 27, 2017, USD Partners LP (the "Partnership") issued a press release announcing that the board of directors of USD Partners GP LLC, acting in its capacity as the general partner of the Partnership, declared a quarterly cash distribution of $0.335 per unit for the first quarter of 2017 ($1.34 per unit on an annualized basis), representing an increase of $0.005 per unit, or 1.5% over the prior quarter distribution per unit and 8.9% over the first quarter of 2016. The distribution is payable on May 12, 2017, to unitholders of record at the close of business on May 8, 2017.

The Partnership also announced that it plans to report financial and operating results for the first quarter of 2017 after market close on Wednesday, May 3, 2017. The Partnership will host a conference call and webcast regarding its first quarter 2017 results at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on Thursday, May 4, 2017. Information on how to access the conference call and webcast can be found in the press release.

A copy of the Press Release is attached hereto as Exhibit 99.1. The information in this report and the exhibit attached to this report is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, and is not incorporated by reference into any registration statement or other filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, unless the Partnership expressly states that such information is considered to be “filed” under the Exchange Act or incorporates such information by specific reference in a Securities Act or Exchange Act filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Reference is made to the "Index of Exhibits" following the signature page, which we hereby incorporate into this Item.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USD Partners LP (Registrant)

	By:	USD Partners GP LLC,
its general partner

Dated: April 27, 2017	By:	/s/ Adam Altsuler
	Name:	Adam Altsuler
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of USD Partners LP dated April 27, 2017.